SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 31, 2003

KRISPY KREME DOUGHNUTS, INC.

(Exact name of Registrant as Specified in its Charter)

North Carolina	001-16485	56-2169715
(State or other Jurisdiction of	(Commission File	(IRS Employer
Incorporation or Organization)	Number)	Identification No.)

370 Knollwood Street
Suite 500
Winston-Salem, North Carolina	27103
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 336-725-2981

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5. OTHER ITEMS
SIGNATURES
EX-10.1 CREDIT AGREEMENT DATED AS OF 10/31/2003

ITEM 5. OTHER ITEMS

     On October 31, 2003, Krispy Kreme Doughnut Corporation (“KKDC”), a wholly owned subsidiary of Krispy Kreme Doughnuts, Inc., entered into a $150 million Syndicated Senior Unsecured Credit Facility comprised of a $119.3 million revolving credit facility and a $30.7 million term loan. The facility was arranged by Wachovia Bank, National Association and Branch Banking & Trust Company acting as Administrative Agent and Syndication Agent, respectively. The facility has a maturity date of October 31, 2007.

     Proceeds from the initial borrowings totaling $109.7 million under both the revolver and term facilities were used to refinance existing obligations of KKDC and two of its consolidated joint venture partners, including a short-term loan executed in connection with the recent acquisition of the Dallas, TX and Shreveport, LA markets. Future borrowings will be used for general corporate purposes and to fund acquisitions.

     A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRISPY KREME DOUGHNUTS, INC.

By: /s/ Randy S. Casstevens

Name:	Randy S. Casstevens
Title:	Senior Vice President and
Chief Financial Officer

Date: October 31, 2003